UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 9, 2022

Bluejay Diagnostics, Inc.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-41031	47-3552922
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

(Address of principal executive offices and zip code)

(844) 327-7078

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BJDX	The NASDAQ Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2022, Bluejay Diagnostics, Inc. (“Company”) held its 2022 Annual Meeting of Stockholders (the "Annual Meeting"). As of April 29, 2022, the record date for the Annual Meeting, there were 20,151,244 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 12,494,263, or 62.0%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of Company common stock are entitled to one vote for each share held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

Proposal 1. Election of Directors - The Company’s stockholders elected Douglas Wurth, Neil Dey, Svetlana Dey, Donald Chase, Fred Zeidman and Gary Gemignani to serve until the 2023 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Douglas Wurth	9,815,194	100,950	2,603,069
Neil Dey	9,790,244	76,000	2,603,069
Svetlana Dey	9,760,490	130,704	2,603,069
Donald Chase	9,791,773	99,241	2,603,069
Fred Zeidman	9,790,728	100,466	2,603,069
Gary Gemignani	9,790,908	100,286	2,603,069

Proposal 2. Ratify Wolf & Company, P.C. as Independent Registered Public Accountant - The Company’s stockholders ratified the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
12,396,085	41,990	56,188	0

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bluejay Diagnostics Inc.

By:	/s/ Kenneth Fisher
Kenneth Fisher
Chief Financial Officer

Dated: June 15, 2022

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